UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2011
Smith & Wesson Holding Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-31552	87-0543688

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue Springfield, Massachusetts	01104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 331-0852
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
As described in Item 2.03, on October 28, 2011, we and certain of our direct and indirect domestic subsidiaries entered into an amendment to our amended and restated credit agreement. The disclosure provided in Item 2.03 of this Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
On October 28, 2011, we and certain of our direct and indirect Domestic Subsidiaries entered into Amendment No. 1 to Amended and Restated Credit Agreement with certain lenders, TD Bank, N.A., as administrative agent, and Sovereign Bank, as syndication agent (the “Amendment”). Capitalized terms not otherwise defined herein have the meanings set forth in the Credit Agreement (as defined in the Amendment). The Credit Agreement was filed with the SEC on a Report of Form 8-K on December 9, 2010 and the Amendment is filed herewith as Exhibit 10.78(a).
In response to our recently announced strategy to focus our resources on our firearm business and because we do not have an active acquisition program at this time, we requested, and our lenders agreed, to amend our Credit Agreement in order to reduce our Revolving Commitment. The Amendment amended the Credit Agreement to, among other things, (i) decrease the Revolving Commitment from $115.0 million to $55.0 million, which will reduce the commitment fees payable under the Credit Agreement, (ii) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for certain periods, modify the definition of Capital Expenditures to exclude any expenditures resulting from moving our Rochester, New Hampshire operations into our Springfield, Massachusetts facility, and (iii) modify certain provisions regarding the procedure by which we may terminate or reduce the Revolving Commitment.
The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.78(a), and is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit
Number	Exhibits

10.78 (a)
Amendment No. 1 to Amended and Restated Credit Agreement, dated as of October 28, 2011, among Smith & Wesson Holding Corporation, Smith & Wesson Corp., Thompson/Center Arms Company, Inc., Smith & Wesson Security Solutions, Inc., Fox Ridge Outfitters, Inc., Bear Lake Holdings, Inc., K.W. Thompson Tool Company, Inc., O.L. Development, Inc., Thompson Center Holding Corporation, and Smith & Wesson Distributing, Inc., as Borrowers, the Lender Parties named therein, TD Bank, N.A., as Administrative Agent, and Sovereign Bank, as Syndication Agent

99.1	Press release from Smith & Wesson Holding Corporation, dated November 2, 2011, entitled “Smith & Wesson Holding Corporation Initiates Reduction in Credit Facility”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: November 1, 2011	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

10.78	(a)
Amendment No. 1 to Amended and Restated Credit Agreement, dated as of October 28, 2011, among Smith & Wesson Holding Corporation, Smith & Wesson Corp., Thompson/Center Arms Company, Inc., Smith & Wesson Security Solutions, Inc., Fox Ridge Outfitters, Inc., Bear Lake Holdings, Inc., K.W. Thompson Tool Company, Inc., O.L. Development, Inc., Thompson Center Holding Corporation, and Smith & Wesson Distributing, Inc., as Borrowers, the Lender Parties named therein, TD Bank, N.A., as Administrative Agent, and Sovereign Bank, as Syndication Agent

99.1		Press release from Smith & Wesson Holding Corporation, dated November 2, 2011, entitled “Smith & Wesson Holding Corporation Initiates Reduction in Credit Facility”

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